Exhibit 99.2

Non-GAAP Financial Information

The following information provides the definition of adjusted gross margin as presented by DocGo Inc. (the “Company”), which is a financial measure that is not calculated or presented in accordance with generally accepted accounting principles (“GAAP”), and reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP. The Company has provided adjusted gross margin as supplemental information and in addition to the financial measure presented by the Company that is calculated and presented in accordance with GAAP. Such non-GAAP financial measure should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measure presented by the Company.

Adjusted Gross Margin

Adjusted gross profit and adjusted gross margin are considered non-GAAP financial measures under Securities and Exchange Commission rules because they exclude certain amounts included in gross profit and gross margin calculated in accordance with GAAP. Adjusted gross profit is total revenue minus cost of revenue, excluding depreciation and amortization (which are shown separately), and adjusted gross margin is adjusted gross profit as a percentage of total revenue.

The Company’s management believes that adjusted gross margin is useful in evaluating the Company’s operating performance, as the calculation of this measure excludes the impact of non-cash depreciation and amortization charges. The Company’s management believes that by using adjusted gross margin in conjunction with GAAP gross margin, investors will get a more complete view of what management considers to be the Company’s core operating performance and allow for comparison of this measure when compared to those of prior periods. While many companies use adjusted gross margin as a performance measure, not all companies use identical calculations for determining adjusted gross margin. As such, the Company’s presentation of adjusted gross margin might not be comparable to similarly titled measures of other companies.

Reconciliation

The table below reflects the reconciliation of GAAP gross margin and adjusted gross margin for the three and nine months ended September 30, 2024 compared to the same period in 2023 on a consolidated basis, as well as for the Company’s Mobile Health Services and Transportation Services segments:

	Q3		YTD (Sept)
DocGo Inc. Consolidated	2024	2023	2024	2023
Revenue	$ 138,684,814	$ 186,552,910	$ 495,722,059	$ 425,042,373
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	(88,764,282)	(131,502,046)	(322,645,933)	(296,346,420)
Depreciation and amortization	(4,177,534)	(4,336,267)	(12,561,973)	(11,816,657)
GAAP gross profit	45,742,998	50,714,597	160,514,153	116,879,296

Depreciation and amortization	4,177,534	4,336,267	12,561,973	11,816,657
Adjusted gross profit	49,920,532	55,050,864	173,076,126	128,695,953

GAAP gross margin	33.0%	27.2%	32.4%	27.5%
Adjusted gross margin	36.0%	29.5%	34.9%	30.3%

Mobile Health Services
Revenue	$ 90,663,435	$ 139,340,467	$ 351,346,920	$ 292,351,834
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	(55,485,992)	(99,259,861)	(223,227,886)	(204,141,302)
Depreciation and amortization	(1,172,461)	(1,193,187)	(3,556,539)	(3,111,497)
GAAP gross profit	34,004,982	38,887,419	124,562,495	85,099,035

Depreciation and amortization	1,172,461	1,193,187	3,556,539	3,111,497
Adjusted gross profit	35,177,443	40,080,606	128,119,034	88,210,532

GAAP gross margin	37.5%	27.9%	35.5%	29.1%
Adjusted gross margin	38.8%	28.8%	36.5%	30.2%

Transportation Services
Revenue	$ 48,021,380	$ 47,212,442	$ 144,375,139	$ 132,690,538
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	(33,278,291)	(32,241,484)	(99,418,047)	(92,204,418)
Depreciation & amortization	(2,114,380)	(2,333,426)	(6,256,783)	(6,137,364)
GAAP gross profit	12,628,709	12,637,532	38,700,309	34,348,756

Depreciation and amortization	2,114,380	2,333,426	6,256,783	6,137,364
Adjusted gross profit	14,743,089	14,970,958	44,957,092	40,486,120

GAAP gross margin	26.3%	26.8%	26.8%	25.9%
Adjusted gross margin	30.7%	31.7%	31.1%	30.5%